WARRANT MODIFICATION AGREEMENT (EQUITY LINE)


          WHEREAS, on July 3, 2000 Wealthhound.com, Inc., a Delaware corporation (successor in interest by merger to Wealthhound.com, Inc., a Florida corporation) (the "Company"), issued to Libra Finance S.A. common stock purchase warrant No. 11 to purchase up to 4,000,000 shares of the Company's $.001 par value common stock for $1.00 per common share, and common stock purchase warrant No. 12 to purchase 2,000,000 common shares for $1.25 per common share ("Warrants"); and

          WHEREAS, the Company has determined that it is in the Company's best interests to modify the Warrants.

          It is now therefore agreed by the Company for good and valuable consideration, receipt of which is acknowledged, that:

          1. The Purchase Price, as defined in the Warrant, is reduced to $.50.

          2. Except as modified herein, the Warrant, the documents referred to therein, and documents delivered in connection therewith remain in full force and affect.

          3.  This  Warrant  Modification   Agreement  constitutes  the  binding
obligation of the Company.

          4. In lieu of the Company reissuing a Warrant certificate reflecting the reduced Purchase Price, a copy of this Warrant Modification Agreement appended to the Warrant shall be deemed sufficient to establish the reduction of the Purchase Price.

          5. The Company is concurrently issuing to Libra Finance S.A., common stock purchase warrant No. 13, a copy of which is annexed hereto, to purchase up to 2,500,000 $.001 par value common shares at a Purchase Price of $.29 per common share.

Dated: New York, New York
         November 2, 2000

                                       WEALTHHOUND.COM, INC.


                                       By: /S/ MICHAEL D. FARKAS
                                           -------------------------------
                                              Name: Michael D. Farkas
                                              Title: Chief Executive Officer